Exhibit 99.1

NEWS RELEASE
For information contact:
Kevin B. Habicht
Chief Financial Officer
(407) 265-7348	FOR IMMEDIATE RELEASE
July 31, 2008

INCREASED SECOND QUARTER OPERATING RESULTS

ANNOUNCED BY NATIONAL RETAIL PROPERTIES, INC.

Orlando, Florida, July 31, 2008 – National Retail Properties, Inc. (NYSE: NNN), a real estate investment trust, today announced operating results for the quarter ended June 30, 2008, including a 26.7% increase in revenues and a 6.4% increase in Funds From Operations (“FFO”) per share compared to the same period for 2007. Additionally, the company announced a 32% increase in revenues and a 5.2% increase in FFO per share for the six months ended June 30, 2008 compared to the same period for 2007. Highlights include:

Operating Results:

•	Revenues, net earnings and FFO available to common stockholders:

	Quarter Ended June 30,		Six Months Ended June 30,
	2008	2007	2008	2007
	(in thousands, except per share data)
Revenues	$57,026	$44,998	$111,783	$84,692

Net earnings available to common stockholders	$29,192	$46,959	$60,549	$71,967
Net earnings per common share (diluted)	$0.40	$0.70	$0.83	$1.13

FFO available to common stockholders	$36,654	$31,481	$73,628	$61,092
FFO per common share (diluted)	$0.50	$0.47	$1.01	$0.96

•	Investment Portfolio occupancy was 98.4% at June 30, 2008.

Investments and Dispositions for the quarter ended June 30, 2008:

•	Investments:

•	$103.2 million in the Investment Portfolio, including acquiring 34 properties with an aggregate 208,000 square feet of gross leasable area

•	$1.9 million of development funding in the Inventory Portfolio

•	Dispositions:

•	7 Investment properties with an aggregate 70,000 square feet of gross leasable area, with net proceeds of $26.5 million, resulting in a gain of $2.7 million

•	7 Inventory properties with net proceeds of $29 million

450 S. Orange Ave., Suite 900 | Orlando, FL 32801
(800) NNN-REIT | www.nnnreit.com

Investments and Dispositions for the six months ended June 30, 2008:

•	Investments:

•	$253.8 million in the Investment Portfolio, including acquiring 61 properties with an aggregate 598,000 square feet of gross leasable area

•	$24.7 million in the Inventory Portfolio, including acquiring 5 properties and funding $3.1 million of development

•	Dispositions:

•	11 Investment properties with an aggregate 108,000 square feet of gross leasable area, with net proceeds of $36.8 million, resulting in a gain of $6.6 million

•	15 Inventory properties with net proceeds of $100.8 million

Capital transactions for the quarter ended June 30, 2008:

•	Issued 931,581 shares of common stock generating $20.6 million of net proceeds pursuant to the Dividend Reinvestment and Stock Purchase Plan

Craig Macnab, Chief Executive Officer, commented: “Our portfolio and balance sheet remain in very good condition. High visibility of 2008’s FFO per share growth paved the way to increase our quarterly dividend by 5.6% in the second quarter. We are on track to making 2008 the 19th consecutive year of increased annual dividends even while enhancing the safety of the increased dividend as our payout ratio declines to record lows.”

National Retail Properties invests primarily in high-quality retail properties subject generally to long-term, net leases. As of June 30, 2008, the company owned 959 Investment properties in 44 states with a gross leasable area of approximately 11 million square feet. For more information on the company, visit www.nnnreit.com.

Management will hold a conference call on July 31, 2008 at 10:00 a.m. EDT to review these results. The call can be accessed on National Retail Properties, Inc. web site live at http://www.nnnreit.com. For those unable to listen to the live broadcast, a replay will be available on the company’s web site. In addition, a summary of any earnings guidance given on the call will be posted to the company’s web site.

Statements in this press release that are not strictly historical are “forward-looking” statements. Forward-looking statements involve known and unknown risks, which may cause the company’s actual future results to differ materially from expected results. These risks include, among others, general economic conditions, local real estate conditions, changes in interest rates, increases in operating costs, the availability of capital, and the profitability of the company’s taxable subsidiary. Additional information concerning these and other factors that could cause actual results to differ materially from those forward-looking statements is contained from time to time in the company’s Securities and Exchange Commission (“SEC”) filings, including, but not limited to, the company’s Annual Report on Form 10-K. Copies of each filing may be obtained from the company or the SEC. Consequently, such forward-looking statements should be regarded solely as reflections of the company’s current operating plans and estimates. Actual operating results may differ materially from what is expressed or forecast in this press release. National Retail undertakes no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date these statements were made.

Funds From Operations, commonly referred to as FFO, is a relative non-GAAP financial measure of operating performance of an equity REIT in order to recognize that income-producing real estate historically has not depreciated on the basis determined under GAAP. FFO is defined by the National Association of Real Estate Investment Trusts and is used by the company as follows: net earnings (computed in accordance with GAAP) plus depreciation and amortization of assets unique to the real estate industry, excluding gains (or including losses) on the disposition of real estate held for investment, and the company’s share of these items from the company’s unconsolidated partnerships.

FFO is generally considered by industry analysts to be the most appropriate measure of performance of real estate companies. FFO does not necessarily represent cash provided by operating activities in accordance with GAAP and should not be considered an alternative to net earnings as an indication of the company’s performance or to cash flow as a measure of liquidity or ability to make distributions. Management considers FFO an appropriate measure of performance of an equity REIT because it primarily excludes the assumption that the value of the real estate assets diminishes predictably over time, and because industry analysts have accepted it as a performance measure. The company’s computation of FFO may differ from the methodology for calculating FFO used by other equity REITs, and therefore, may not be comparable to such other REITs.

The company has determined that there are earnings from discontinued operations in each of its segments, real estate held for investment and real estate held for sale. All property dispositions from the company’s held for investment segment are classified as discontinued operations. In addition, certain properties in the company’s held for sale segment that have generated revenues before disposition are classified as discontinued operations. The results of operations for prior periods for these properties now classified as discontinued operations have been restated to reflect the results in earnings from discontinued operations for comparability purposes. These adjustments resulted in a decrease in the company’s reported total revenues and total and per share earnings from continuing operations and an increase in the company’s earnings from discontinued operations. However, the company’s total and per share FFO and net earnings available to common stockholders are not affected.

National Retail Properties, Inc.

(In thousands, except per share data)

(unaudited)

	Quarter Ended June 30,		Six Months Ended June 30,
	2008	2007	2008	2007
Income Statement Summary

Revenues:
Rental and earned income	$52,992	$41,444	$103,579	$77,441
Real estate expense reimbursement from tenants	1,456	1,453	3,035	2,706
Interest and other income from real estate transactions	1,407	957	2,642	2,157
Interest income on commercial mortgage residual interests	1,171	1,144	2,527	2,388

	57,026	44,998	111,783	84,692

Disposition of real estate, Inventory Portfolio:
Gross proceeds	—	—	4,900	825
Costs	—	—	(4,879)	(493)

Gain	—	—	21	332

Operating expenses:
General and administrative	6,040	5,946	13,600	12,267
Real estate	2,254	1,935	4,677	3,774
Depreciation and amortization	10,894	7,575	20,998	14,314
Impairment – commercial mortgage residual interests valuation	—	—	758	—

	19,188	15,456	40,033	30,355

Other expenses (revenues):
Interest and other income	(1,008)	(1,024)	(2,229)	(2,327)
Interest expense	14,665	12,442	30,032	23,544
Loss on interest rate hedge	—	—	804	—

	13,657	11,418	28,607	21,217

Income tax benefit	1,769	2,421	4,421	5,215
Minority interest	(246)	148	768	337
Equity in earnings of unconsolidated affiliate	101	—	180	—

Earnings from continuing operations	25,805	20,693	48,533	39,004

Earnings from discontinued operations:
Real estate, Investment Portfolio	3,629	26,169	9,006	30,804
Real estate, Inventory Portfolio, net of income tax expense and minority interest	1,454	1,793	6,402	5,551

	5,083	27,962	15,408	36,355

Net earnings	30,888	48,655	63,941	75,359
Series C preferred stock dividends	(1,696)	(1,696)	(3,392)	(3,392)

Net earnings available to common stockholders – basic and diluted	29,192	46,959	60,549	71,967

National Retail Properties, Inc.

(In thousands, except per share data)

(unaudited)

	Quarter Ended June 30,		Six Months Ended June 30,
	2008	2007	2008	2007
Weighted average common shares outstanding:
Basic	73,070	66,432	72,692	63,399

Diluted	73,348	66,664	72,915	63,596

Net earnings per share available to common stockholders:
Basic:
Continuing operations	$0.33	$0.29	$0.62	$0.57
Discontinued operations	0.07	0.42	0.21	0.57

Net earnings	$0.40	$0.71	$0.83	$1.14

Diluted:
Continuing operations	$0.33	$0.28	$0.62	$0.56
Discontinued operations	0.07	0.42	0.21	0.57

Net earnings	$0.40	$0.70	$0.83	$1.13

Supplemental Information:
Percentage rent	$302	$141	$361	$599

Earned income from direct financing leases	$783	$1,764	$1,669	$3,586
Decrease in real estate classified as direct financing leases	(1,073)	(2,406)	(2,272)	(4,868)

Net direct financing lease adjustment	(290)	(642)	(603)	(1,282)
Accrued rental income (straight-line)	550	701	1,129	1,391

Net lease accounting adjustments	$260	$59	$526	$109

Net Inventory Portfolio gain on disposition (TRS)	$917	$1,714	$6,550	$6,383

Capitalized interest	$440	$826	$972	$1,444

Scheduled debt principal amortization (excluding maturities)	$293	$451	$584	$902

National Retail Properties, Inc.

(in thousands, except per share data)

(unaudited)

	Quarter Ended June 30,		Six Months Ended June 30,
	2008	2007	2008	2007
Reconciliation of net earnings to FFO and FFO available to common stockholders:
Net earnings	$30,888	$48,655	$63,941	$75,359
Real estate depreciation and amortization:
Continuing operations	10,067	6,995	19,440	13,152
Discontinued operations	60	173	137	382
Joint venture real estate depreciation	44	—	88	—
Gain on disposition of real estate Investment Portfolio	(2,709)	(22,646)	(6,586)	(24,409)

FFO	38,350	33,177	77,020	64,484
Series C preferred stock dividends	(1,696)	(1,696)	(3,392)	(3,392)

FFO available to common stockholders – basic and diluted	36,654	31,481	73,628	61,092

FFO per share:
Basic	$0.50	$0.47	$1.01	$0.96

Diluted	$0.50	$0.47	$1.01	$0.96

Real Estate Disposition Summary

	Quarter Ended June 30,				Six Months Ended June 30,
	2008		2007		2008		2007
	# of Properties	Gain	# of Properties	Gain	# of Properties	Gain	# of Properties	Gain
Reconciliation of gain on disposition between continuing and discontinued operations:
Continuing operations	—	$—	—	$—	1	$21	1	$332
Discontinued operations:
Investment Portfolio	7	2,709	9	22,646	11	6,586	14	24,409
Inventory Portfolio	7	707	16	1,893	14	9,835	38	6,230
Minority interest, Inventory Portfolio	—	210	—	(179)	—	(3,306)	—	(179)

	14	$3,626	25	$24,360	26	$13,136	53	$30,792

Reconciliation of gain on disposition by type:
Inventory Portfolio:
Development	—	$(420)	3	$1,018	4	$7,864	8	$2,814
Exchange	7	1,127	13	875	11	1,992	31	3,748
Minority interest, Development	—	210	—	(179)	—	(3,306)	—	(179)

Total Inventory gain (TRS)	7	917	16	1,714	15	6,550	39	6,383
Investment Portfolio	7	2,709	9	22,646	11	6,586	14	24,409

	14	$3,626	25	$24,360	26	$13,136	53	$30,792

National Retail Properties, Inc.

(in thousands)

(unaudited)

Earnings from Discontinued Operations: In accordance with Statement of Financial Accounting Standards No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets” (“SFAS No. 144”), the company has classified its investment assets sold and leasehold interests expired subsequent to December 31, 2001, the effective date of SFAS No. 144, as discontinued operations. In addition, the company has classified any investment asset or revenue generating inventory asset that was held for sale at June 30, 2008, as discontinued operations. The following is a summary of earnings from discontinued operations.

	Quarter Ended June 30,		Six Months Ended June 30,
	2008	2007	2008	2007
Earnings from Discontinued Operations – Investment Portfolio:
Revenues:
Rental and earned income	$813	$3,591	$1,549	$6,702
Real estate expense reimbursement from tenants	2	38	8	130
Interest and other income from real estate transactions	416	192	949	316

	1,231	3,821	2,506	7,148

Expenses:
General and administrative	—	(46)	(78)	(46)
Real estate	99	77	(140)	231
Depreciation and amortization	59	173	137	382
Impairment – real estate	153	95	167	189
Interest	—	(1)	—	(3)

	311	298	86	753

Gain on disposition of real estate	2,709	22,646	6,586	24,409

Earnings from discontinued operations	$3,629	$26,169	$9,006	$30,804

Earnings from Discontinued Operations – Inventory Portfolio:
Revenues:
Rental income	$2,875	$2,209	$6,234	$5,059
Real estate expense reimbursement from tenants	227	164	556	461
Interest and other income from real estate transactions	332	40	786	46

	3,434	2,413	7,576	5,566

Disposition of real estate:
Gross proceeds	29,726	40,355	98,914	100,008
Costs	(29,019)	(38,462)	(89,079)	(93,778)

Gain	707	1,893	9,835	6,230

Expenses:
General and administrative	24	17	49	24
Real estate	329	369	878	801
Depreciation and amortization	67	12	111	32
Interest	1,778	595	2,776	1,411

	2,198	993	3,814	2,268

Income tax expense	(890)	(1,097)	(3,917)	(3,396)
Minority interest	401	(423)	(3,278)	(581)

Earnings from discontinued operations	$1,454	$1,793	$6,402	$5,551

National Retail Properties, Inc.

(in thousands)

	June 30, 2008	December 31, 2007
	(unaudited)	(Note 1)
Balance Sheet Summary

Assets:
Cash and cash equivalents	$4,873	$27,499
Receivables, net of allowance	4,198	3,818
Investment in unconsolidated affiliate	4,916	4,139
Mortgages, notes and accrued interest receivable, net of allowance	90,114	73,162
Real estate, Investment Portfolio:
Accounted for using the operating method, net of accumulated depreciation and amortization	2,270,493	2,055,846
Accounted for using the direct financing method	32,141	37,497
Real estate, Inventory Portfolio, held for sale	176,070	248,611
Commercial mortgage residual interests	22,314	24,340
Accrued rental income, net of allowance	24,499	24,652
Other assets	42,813	40,041

Total assets	$2,672,431	$2,539,605

Liabilities:
Line of credit payable	127,200	129,800
Mortgages payable	26,896	27,480
Notes payable – secured	—	12,000
Notes payable – convertible	406,535	172,500
Notes payable, net of unamortized discount	618,385	718,290
Other liabilities	47,694	69,916

Total liabilities	1,226,710	1,129,986
Minority interest	1,280	2,334
Stockholders’ equity	1,444,441	1,407,285

Total liabilities and equity	$2,672,431	$2,539,605

Common shares outstanding	73,975	72,528

Gross leasable area, Investment Portfolio (square feet)	11,053	10,610

Note 1:	Amounts are derived from audited consolidated financial statements included in the company’s Form 10-K, as amended.

Orange Avenue Mortgage Investments, Inc.

(in thousands)

In May 2005, the company acquired a 78.9 percent equity investment of OAMI for $9.4 million. The company’s 78.9 percent share of OAMI’s net cash flow has totaled over $25 million since May 2005. The following summary represents the balances related to OAMI included in the company’s Balance Sheet and Income Statement Summary:

	June 30, 2008	December 31, 2007
	(unaudited)	(Note 1)
Assets:
Cash and cash equivalents	$394	$15,541
Receivables and other assets	36	1,417
Commercial mortgage residual interests	22,314	24,340

	$22,744	$41,298

Liabilities:
Notes payable – secured	$—	$12,000
Income tax liability	5,971	6,768
Other liabilities	71	145

	$6,042	$18,913

Minority interest	$620	$1,895

	Quarter Ended June 30,		Six Months Ended June 30,
	2008	2007	2008	2007
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Revenues:
Interest income on commercial mortgage residual interests	$1,171	$1,144	$2,527	$2,388
Interest and other income	19	430	210	1,132

	1,190	1,574	2,737	3,520
Expenses:
General and administrative	69	85	147	210
Amortization	—	51	35	115
Impairment – commercial mortgage residual interests valuation	—	—	758	—
Interest	—	619	200	1,232

	69	755	1,140	1,557

Income tax benefit	382	689	790	1,459
Minority interest	(179)	(203)	(319)	(484)

Net earnings	$1,324	$1,305	$2,068	$2,938

Note 1:	Amounts are derived from audited consolidated financial statements included in the company’s Form 10-K, as amended.

NNN Retail Properties Fund I LLC

(dollars in thousands)

In September 2007, the company entered into a joint venture, NNN Retail Properties Fund I LLC, with an affiliate of Crow Holdings Realty Partners IV, L.P. The company owns a 15 percent equity interest, and the following summary represents the Balance Sheet and Income Statement Summary for the joint venture. The company’s investment in the joint venture is included in the company’s Balance Sheet Summary under “Investment in unconsolidated affiliate.”

	June 30, 2008	December 31, 2007
	(unaudited)
Assets:
Cash and cash equivalents	$274	$30
Real estate	75,046	65,413
Other assets	2,437	921

	$77,757	$66,364

Liabilities:
Notes payable	$43,600	$38,600
Other liabilities	193	180

Total liabilities	43,793	38,780

Members’ equity	33,964	27,584

Total liabilities and equity	$77,757	$66,364

	Quarter Ended June 30, 2008	Six Months Ended June 30, 2008
	(unaudited)	(unaudited)
Revenues:
Rental income	$1,565	$3,062

	1,565	3,062
Expenses:
General and administrative	66	137
Real estate	5	10
Depreciation and amortization	362	715
Interest	522	1,119

	955	1,981

Net earnings	$610	$1,081

National Retail Properties, Inc.

Investment Portfolio

Top 20 Lines of Trade

		As of June 30,
	Line of Trade	2008 (1)	2007 (2)
1.	Convenience stores	25.7%	24.5%
2.	Restaurants – full service	9.2%	10.6%
3.	Automotive service	8.0%	1.0%
4.	Theaters	6.2%	—
5.	Automotive parts	4.8%	1.5%
6.	Drug stores	4.2%	6.6%
7.	Books	4.0%	4.8%
8.	Consumer electronics	3.8%	4.7%
9.	Sporting goods	3.6%	5.8%
10.	Restaurants – limited service	3.4%	4.2%
11.	Travel plazas	2.8%	3.3%
12.	Grocery	2.7%	3.9%
13.	Furniture	2.6%	3.4%
14.	Office supplies	2.5%	3.2%
15.	Family entertainment centers	2.0%	2.4%
16.	Beer, wine and liquor	1.8%	1.9%
17.	General merchandise	1.7%	2.0%
18.	Home furnishings	1.4%	1.6%
19.	Craft, fabric and novelty	1.3%	1.6%
20.	Auto dealerships	1.3%	2.1%
	Other	7.0%	10.9%

	Total	100.0%	100.0%

Top 10 States

	State	% of Total(1)		State	% of Total(1)
1.	Texas	19.3%	6.	Georgia	4.9%
2.	Florida	10.4%	7.	Pennsylvania	4.3%
3.	Illinois	7.0%	8.	Indiana	4.2%
4.	North Carolina	6.1%	9.	Colorado	3.1%
5.	California	5.1%	10.	Arizona	3.1%

Lease Expirations

	% of Total(1)	# of Properties	Gross Leasable Area(3)		% of Total(1)	# of Properties	Gross Leasable Area(3)
2008	0.4%	7	186,000	2014	4.4%	31	510,000
2009	1.3%	23	440,000	2015	2.6%	19	463,000
2010	2.9%	42	421,000	2016	1.9%	14	240,000
2011	2.1%	21	338,000	2017	4.4%	26	663,000
2012	3.6%	33	549,000	2018	3.7%	31	479,000
2013	4.3%	35	787,000	Thereafter	68.4%	661	5,733,000

(1)	Based on annual base rent of $216,155,000, which is the annualized base rent for all leases in place as of June 30, 2008.
(2)	Based on annual base rent of $177,858,000, which is the annualized base rent for all leases in place as of June 30, 2007.
(3)	Square feet.